As filed with the Securities and Exchange Commission on December 21, 2005
                                                   Registration No. 333-112795
==============================================================================


                      SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.

                                  -----------


                        POST-EFFECTIVE AMENDMENT NO. 1


                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                               SELECT ASSET INC.
            (Exact name of registrant as specified in its charter)


            Delaware                           6189                     13-4029392
  (State or other jurisdiction     (Primary standard industrial      (I.R.S. Employer
of incorporation or organization)   classification code number)   Identification Number)

                              745 Seventh Avenue
                           New York, New York 10019
                                (212) 526-7000
      (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                --------------


                                William Cronin
                                   President
                               Select Asset Inc.
                              745 Seventh Avenue
                           New York, New York 10019
                                (212) 526-7000
    (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                --------------
                                  Copies to:


      Paul Mitrokostas                                Cathy Kaplan, Esq.
     Select Asset Inc.                          Sidley Austin Brown & Wood LLP
     745 Seventh Avenue                               787 Seventh Avenue
  New York, New York 10019                         New York, New York 10019

                               --------------

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is post-effective amendment filed pursuant to Rule 462(d) under that Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                           --------------

                                                   CALCULATION OF REGISTRATION FEE
                                                                                            Proposed Maximum
                                                Offering Amount       Proposed Maximum         Amount of           Registration
    Title of Securities Being Registered      to be Registered(1)    Price Per Unit(2)     Offering Price (2)           Fee
    ------------------------------------      -------------------    -----------------     ------------------           ---
             Trust Certificates                  $3,000,000,000             100%             $3,000,000,000       $353,100 (3)(4)

-------------------------
(1) This Registration Statement also relates to offers and sales of an indeterminate number of trust certificates in market making transactions by affiliates of the Registrant to the extent required.
(2)      Estimated solely for the purpose of calculating the registration fee.

(3)      Previously paid.

(4) Pursuant to Rule 457(a), no filing fee is required for the registration of an indeterminate number of trust certificates to be offered in market making transactions as described in footnote 1 above.

                               EXPLANATORY NOTE


         This post-effective amendment is being filed to amend the Undertakings included in Part II to include the Undertakings required under Regulation AB for offerings of securities under the registration statement with an initial bona fide offer after December 31, 2005.

                                    PART II


                    INFORMATION NOT REQUIRED IN PROSPECTUS

       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (ITEM 14 OF FORM S-3)

                  The expenses estimated to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below.

SEC Filing Fee for Registration Statement                  $  353,100

Legal Fees and Expenses                                    $  3,500,000

Accounting Fees and Expenses                               $  1,000,000

Trustee's Fees and Expenses                                $  2,000,000
(including counsel fees)

Blue Sky Fees and Expenses                                 $  125,000

Listing Fees                                               $  2,500,000

Printing and Engraving Fees                                $  1,250,000

Rating Agency Fees                                         $  1,500,000

Miscellaneous                                              $  62,500

Total                                                      $  12,290,600
                                                           -  ----------



        INDEMNIFICATION OF DIRECTORS AND OFFICERS (ITEM 15 OF FORM S-3)

                  The governing document(s) for each series of the securities being registered will provide that no director, officer, employee or agent of the Registrant is liable to the related trust or the related security holders, except for such person's own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. Such governing document(s) will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Registrant is entitled to be indemnified against any loss, liability or expense incurred in connection with legal actions relating to such document(s) and the related securities.

                  Any underwriters who execute an underwriting agreement with respect to any of the securities being registered will agree to indemnify the Registrant's directors, its officers who signed this Registration Statement and its controlling persons against certain liabilities which might arise under the Securities Act of 1933 or the Securities Exchange Act of 1934 or other laws to the extent those liabilities arise in connection with the issuance of securities under this Registration Statement.

                  Section 145 of the General Corporation Law of Delaware (the "GCL") provides as follows:

                  "(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

                  (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

                  (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

                  (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

                  (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

                  (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

                  The Certification of Incorporation of the Registrant also limits the personal liability of its Directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a Director. The Certificate of Incorporation provides as follows:

                  No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate or limit liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for any act or omission of the director that is not taken in good faith or which involves the identical misconduct, or a violation of law which such director's knowledge, of if such director, at the time of the act or omission, has reasonable cause to believe that the same is unlawful, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which such director derived an improper personal benefit. If the General Corporation Law of Delaware is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended.

                  The By-Laws of the Registrant provide that the Registrant shall indemnify each of its directors or officers, who shall serve as a director or officer of the Depositor or of any other corporation at the request of the Depositor, to the fullest extent permitted under and in accordance with the laws of the State of Delaware.

                  An affiliate of the Registrant maintains liability insurance covering the directors and principal officers of the Registrant.


                        EXHIBITS (ITEM 16 OF FORM S-3)

Exhibits--

    1.1**      --     Form of Underwriting Agreement.

    4.1**      --     Form of Trust Agreement, with form of Warrant Agent
                      Agreement attached thereto.

    5.1**      --     Opinion of Sidley Austin Brown & Wood LLP with respect
                      to legality (including consent of such firm).

    8.1**      --     Opinion of Sidley Austin Brown & Wood LLP with respect
                      to material tax matters (including consent of such firm).

    23.1**     --     Consent of Sidley Austin Brown & Wood LLP
                      (included as part of Exhibit 5.1 and Exhibit 8.1).

    24.1**     --     Power of Attorney.

    25.1**     --     Statement of Eligibility of Trustee.

    **     Previously filed; incorporated by reference.


                      UNDERTAKINGS (ITEM 17 OF FORM S-3)

A.    Undertakings Pursuant to Rule 415

The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement), and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Undertakings in Respect of Filings Incorporating Subsequent Exchange Act Documents by Reference

                  The undersigned Registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.    Undertakings in Respect of Indemnification

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

D. Undertakings in Respect of Incorporating by Reference Subsequent Exchange Act Documents by Third Parties

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the Registration Statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

E. Undertaking in Respect of Providing Certain Information Through an Internet Web Site.

                  The undersigned Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105)), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified internet address in the prospectus is deemed to be a part of the prospectus included in the Registration Statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified internet address as of the date of the prospectus included in the Registration Statement if a subsequent update or change is made to the information.

                                  SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies on behalf of Select Asset Inc. (the "Company") that he has reasonable grounds to believe that the Company meets all of the requirements for filing on Form S-3, has reasonable grounds to believe that the security rating requirement contained in Transaction Requirement B.5. of Form S-3 will be met by the time of the sale of the securities requested hereunder and the Company has duly caused this Post-Effective Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 20th day of December, 2005.


                                          SELECT ASSET INC.

                                          By: /s/  William Cronin
                                             ----------------------------------
                                             Name: William Cronin
                                             Title: President

                  Pursuant to the requirements of the Securities Act of 1933, this Form S-3 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


SIGNATURE                                                DATE                                TITLE
---------                                                ----                                -----


  *                                                December 20, 2005        President, Principal Executive Officer
-------------------------------------------                                 and Director
William Cronin

  *                                                December 20, 2005        Director
-------------------------------------------
Paul Mitrokostas

  *                                                December 20, 2005        Director
-------------------------------------------
James Sullivan

  *                                                December 20, 2005        Director
-------------------------------------------
Carrie Tillman

  *                                                December 20, 2005        Controller and Principal Financial Officer
-------------------------------------------
David Goldfarb



* Paul Mitrokostas by signing his name hereto, does sign this document on behalf of each of the persons identified above for whom he is attorney-in-fact pursuant to a power of attorney duly executed by such person and previously filed with the Securities and Exchange Commission.



              /s/ Paul Mitrokostas
         --------------------------------------------
                  Paul Mitrokostas
                  Attorney-in-Fact

                                 EXHIBIT INDEX

Page Number

    1.1**      --     Form of Underwriting Agreement.

    4.1**      --     Form of Trust Agreement, with form of Warrant Agent
                      Agreement attached thereto.

    5.1**      --     Opinion of Sidley Austin Brown & Wood LLP with
                      respect to legality (including consent of such firm).

    8.1**      --     Opinion of Sidley Austin Brown & Wood LLP with respect to
                      material tax matters (including consent of such firm).

    23.1**     --     Consent of Sidley Austin Brown & Wood LLP (included as
                      part of Exhibit 5.1 and Exhibit 8.1).

    24.1**     --     Power of Attorney.

    25.1**     --     Statement of Eligibility of Trustee.

    **         Previously filed; incorporated by reference.